UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Legacy Drive, Suite 400, Plano, Texas 75024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Offer Letter defined and discussed below under Item 5.02 is incorporated by reference into this Item 1.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On February 17, 2022, the Board of Directors of American International Holdings Corp. (the “Company”, “we”, or “us”) approved and ratified the appointment of Dr. Craig Hewitt as Chief Financial Officer (“CFO”), Principal Financial Officer and Principal Accounting Officer of the Company, effective the day following the filing of the Company’s Form 10-K. As a result of such appointment, effective the day after filing the Company’s Form 10-K, Mr. Jacob Cohen, the Company’s current Chief Executive Officer and President will cease serving as Principal Financial Officer and Principal Accounting Officer of the Company, but will continue as the Principal Executive Officer of the Company.

Dr. Hewitt has no familial relationships with any executive officer or director of the Company and there are no familial relationships between any executive officer or director of the Company. Dr. Hewitt is not party to any material plan, contract or arrangement (whether or not written) with the Company, other than as described below, and there are no arrangements or understandings between Dr. Hewitt and any other person pursuant to which they were selected to serve as an officer of the Company, nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Dr. Hewitt will be eligible to participate in the Company’s 2021 Equity Incentive Plan in effect and as amended from time to time, as described in the Company’s information statement on Schedule 14C for its 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 2, 2021.

Dr. Hewitt’s biographical information is included below:

Dr. Hewitt, age 54, has nearly 20 years of experience serving in executive management and leadership roles for companies in the health services and business services sectors. Between November 2015 and November 2021, Dr. Hewitt served as Chief Financial Officer of Holston Medical Group, an independent physician group of over 220 primary care physicians, specialists and mid-level providers with over 1,000 employees. Dr. Hewitt was a co-founder of, and Chief Executive Officer of, Legacy Financial Partners, a business services provider, between 2010 and 2015. From 2005 to 2009, Dr. Hewitt served as Chief Operating Officer and Interim Chief Executive Officer of Surrex Solutions, a high tech staffing company with over 600 employees and branch offices in 23 states, while also serving as a member of Surrex’s Board of Directors, Audit Committee, and Compensation Committee. Between 2002 and 2005, Dr. Hewitt served as Chief Financial Officer of Accupoll, Inc., a company engaged in the design, development, and sale of electronic voting systems and related technologies, where he was also a member Board of Directors, Audit Committee, and Compensation Committee. From 1999 and 2002, Dr. Hewitt served as Chief Financial Officer of Universal Broadband Networks and from 1995 to 1999, Dr. Hewitt served as Chief Financial Officer of Compreview, Inc.

In 2021, Dr. Hewitt received his Ph.D in Health Science from Trident University, in Cypress California, where he also earned a Master’s degree in Healthcare in 2017. Dr. Hewitt received a Master’s degree in Business Administration from Western Governors University in Salt Lake City, Utah, in 2015 and a Bachelor’s degree in Business Administration from California State University, Fullerton in 1990.

Dr. Craig Hewitt Offer Letter

On February 11, 2022, and effective the day after the Company files its Form 10-K, the Company entered into a Confidential Employment Offer Letter and Summary of Terms and Conditions with Dr. Hewitt, in anticipation of his appointment as an officer of the Company (the “Offer Letter”).

Pursuant to the Offer Letter, Dr. Hewitt agreed to serve as Chief Financial Officer (“CFO”) of the Company. In his role as CFO Dr. Hewitt’s responsibilities include, but are not limited to, (i) creating, coordinating, and evaluating the financial programs and supporting information systems of the Company to include budgeting, tax planning, and conservation of assets; (ii) assisting the Company by providing all information necessary in connection with the Company’s plan to have its common stock listed on NASDAQ; (iii) creating investment related documentation and presenting to prospective investors for both debt and equity financings; (iv) developing an organizational chart and layout for the Company; (v) assisting in the hiring and development of key individuals across the Company and its subsidiaries; (vi) directing financial audits and providing recommendations for procedural improvements; (vii) approving and coordinating changes and improvements in automated financial and management information systems for the Company; (viii) ensuring compliance with local, state, and federal budgetary reporting requirements; (ix) coordinating the preparation of financial statements, financial reports, tax returns, special analyses, and information reports; (x) developing and implementing finance, accounting, billing, and auditing procedures; (xi) establishing and maintaining appropriate internal control safeguards; (xii) interacting with other managers to provide consultative support to planning initiatives through financial and management information analyses, reports, and recommendations; (xiii) ensuring records systems are maintained in accordance with generally accepted auditing standards; (xiv) developing and directing the implementation of strategic business and/or operational plans, projects, programs, and systems; (xv) reviewing, analyzing, and structuring all potential M&A activity for the Company; (xvi) analyzing cash flow, cost controls, and expenses to guide business leaders; (xvii) analyzing financial statements to pinpoint potential weak areas; (xviii) establishing and implementing short and long-range departmental goals, objectives, policies, and operating procedures; (xix) serving on planning and policy-making committees; and (xx) representing the Company externally to media, government agencies, funding agencies, and the general public.

In consideration for performing such services, which require that Dr. Hewitt allocate his full business efforts to the Company, the Company agreed to pay Dr. Hewitt a starting salary of $4,000 per month ($48,000 per year), which will be increased to $120,000 if and when the Company achieves a successful uplisting of its common stock to a national exchange (NASDAQ or NYSE). Additionally, Dr. Hewitt will be eligible to participate in other performance base incentives, benefits, employee stock option plans of the Company, including the 2021 Equity Incentive Plan. Dr. Hewitt will initially work remotely from his home in Tennessee but may be required to relocate to the Dallas-Fort Worth area upon the Company’s common stock being listed on a national exchange. Dr. Hewitt’s offer letter also contains customary confidentiality terms.

The foregoing summary of the material terms of the Offer Letter above is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Confidential Employment Offer Letter and Summary of Terms and Conditions dated February 11, 2022, by and between American International Holdings Corp. and Craig Hewitt
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: February 17, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer